UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2007

TRIBEWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-28675	94-337095
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 152nd AVENUE NE, REDMOND WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 458-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2007, Tribeworks, Inc. (the “Registrant”), a Delaware corporation, entered into an Asset and Stock Purchase Agreement (the “BLive Agreement”), by and among the Registrant, BLive Networks Inc., a Delaware corporation (“BLive”), Forte Finance Limited, a Maltese limited liability company (“Forte”) and Petroleum Corporation of Canada Limited, an Alberta corporation (“Petroleum Corp.”), pursuant to which the Registrant will purchase substantially all of the assets of BLive in exchange for 1,000,000 fully paid shares of the Registrant’s common stock (the “PP Shares”). Additionally, in consideration of the payment by Petroleum Corp. of $100,010, the Registrant agreed to issue to Petroleum Corp. 100,000 fully paid shares of the Registrant’s common stock and a warrant to purchase 300,000 shares of common stock of the Registrant at $1.25 per share for a period of two years (the “Warrant”). The PP Shares will be issued to Petroleum Corp., a creditor of BLive. In addition, 150,000 shares of common stock of the Registrant (“Advisory Shares”) will be issued to Forte as an M&A fee for the transaction. The PP Shares and Advisory Shares are “restricted securities” (as defined in the Securities Act of 1933, as amended, (the “Act”). 300,000 of the PP Shares issued to Petroleum Corp. and the 150,000 Advisory Shares issued to Forte will be held in escrow for twelve months as security for the representations made by BLive in the Asset and Stock Purchase Agreement as further described below. The Registrant is not required to register the resale of the Advisory Shares. Each of Petroleum Corp. and Forte represented to the Registrant, in writing that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act. The Registrant is not required to register the resale of the PP Shares except as set forth in the “Registration Rights Agreement”. Additionally, as part of the BLive Agreement, the Registrant has also acquired a forty-nine percent ownership interest in BLive’s Canadian affiliate, Infobuild Networks (Canada) Inc (“Infobuild”).

In connection with the BLive Agreement, the Registrant will enter into an escrow agreement with the following parties with the following terms: (a) an Escrow Agreement between Petroleum Corp. and the Registrant, whereby 300,000 of the PP Shares shall be held in escrow until the receipt of certain Canadian tax refunds owed to Infobuild; and (b) an Escrow Indemnification Agreement between Forte and the Registrant, whereby 150,000 of the Advisory Shares issued to Forte shall be held in escrow until the expiration of a twelve month indemnity period that was signed pursuant to an agreement with Forte, dated January 19, 2007 (the “Forte Agreement”).

The foregoing description of the BLive Agreement, the Forte Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the BLive Agreement, the Forte Agreement and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and such Exhibits are incorporated herein by reference. On January 25, 2007, the Registrant issued a press release announcing the transaction contemplated by the BLive Agreement and related matters, a copy of which is attached hereto as Exhibit 99.1.

Section 2—Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 19, 2007, pursuant to the BLive Agreement, the Registrant entered into an agreement to purchase substantially all of the assets of BLive. The aggregate consideration for this purchase is 1,000,000 fully paid shares of the Registrant’s common stock. Additionally, in consideration of the payment by Petroleum Corp. of $100,010, the Registrant agreed to issue to Petroleum Corp. 100,000 fully paid shares of the Registrant’s common stock and a warrant to purchase 300,000 shares of the Registrant’s common stock at $1.25 per share for a period of two years. In addition an M&A Advisory Fee of 150,000 shares of common stock of the Registrant will be paid to Forte.

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 25, 2007, the Registrant issued a press release announcing the entry into an agreement to acquire the assets and business of BLive. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)   Exhibits.

Exhibit No.	Description

10.1	Asset and Stock Purchase Agreement, dated January 19, 2007, by and among Tribeworks, Inc., BLive Networks, Inc., Forte Finance Limited and Petroleum Corporation of Canada Limited

10.2	Agreement between Tribeworks, Inc. and Forte Finance Limited, dated January 19, 2007

10.3	Registration Rights Agreement between Petroleum Corporation of Canada Limited and Tribeworks, Inc., dated January 19, 2007

99.1	Press Release dated January 25, 2007, announcing the purchase by Tribeworks, Inc. of substantially all of the assets of BLive Networks Inc. and 49% of the stock of Infobuild Networks (Canada) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBEWORKS, INC.

Date: January 25, 2007	By:	/s/ Peter B. Jacobson
Name: Peter B. Jacobson Title: Chief Executive Officer